Exhibit 1.1

                Salomon Brothers Mortgage Securities VII, Inc.
                                 $846,479,000
        Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
 Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F


                            Underwriting Agreement
                            ----------------------

                                                      as of September 17, 2002


Salomon Smith Barney Inc.                              Merrill Lynch, Pierce, Fenner & Smith Incorporated
388 Greenwich Street, 11th Floor                       World Financial Center, 12th Floor
New York, New York  10013                              New York, NY 10080
Attention:  Paul Vanderslice                           Attention:  Michael McGovern

McDonald Investments Inc.                              Credit Suisse First Boston Corporation
800 Superior Avenue                                    Eleven Madison Avenue
Cleveland, Ohio  44114                                 New York, New York 10010
Attention: Joe Chinnici                                Attention:  Jeff Altabef


Ladies and Gentlemen:

          Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS"), proposes to sell to Salomon Smith Barney Inc. ("SSBI"), Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("MII") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"; and, collectively with SSBI, CSFB and MII, the "Underwriters"), pursuant to this Underwriting Agreement (this "Agreement"), the classes of Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 that are identified on Schedule I hereto (collectively, the "Registered Certificates"), each having the initial aggregate stated principal amount (the initial "Class Principal Balance") set forth on Schedule I. The Registered Certificates, together with the Class X-1, Class X-2, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R and Class Y Certificates (collectively, the "Private Certificates"; and, collectively with the Registered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust to be created by SBMS (such trust, the "Trust"; and such assets collectively, the "Trust Fund"). The Trust Fund consists primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") that will have, as of their respective due dates in September 2002 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, an aggregate principal balance of approximately $932,759,715 (subject to a variance of plus or minus 5.0%).

          Certain of the Mortgage Loans will be acquired by SBMS from Salomon Brothers Realty Corp. ("SBRC"; and such Mortgage Loans, the "SBRC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "SBRC/SBMS Mortgage Loan Purchase Agreement"), between SBRC, as seller, and SBMS, as purchaser. Certain other Mortgage Loans will be acquired by SBMS from Column Financial, Inc. ("Column" and such Mortgage Loans, the "Column Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "Column/SBMS Mortgage Loan Purchase Agreement"), between Column, as seller, and SBMS, as purchaser. The remaining Mortgage Loans will be acquired by SBMS from KeyBank National Association ("KeyBank"; and such Mortgage Loans, the "KeyBank Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "KeyBank/SBMS Mortgage Loan Purchase Agreement"), between KeyBank, as seller, and SBMS, as purchaser. SBRC, Column and KeyBank are, collectively, the "Mortgage Loan Sellers"; and the SBRC/SBMS Mortgage Loan Purchase Agreement, the Column/SBMS Mortgage Loan Purchase Agreement and the KeyBank/SBMS Mortgage Loan Purchase Agreement are, collectively, the "Mortgage Loan Purchase Agreements".

          The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among SBMS as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as master servicer (the "Master Servicer"), ARCap Special Servicing, Inc. as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

          SBMS intends to sell the Private Certificates to SSBI, pursuant to a certificate purchase agreement dates as of September 17, 2002 (the "Certificate Purchase Agreement"), between SBMS and SSBI.

          1. Representations, Warranties and Covenants. SBMS represents and warrants to, and covenants with, each of the Underwriters that:

          (a) A registration statement (File No. 333-83816) on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission"), and has become effective under the Securities Act of 1933, as amended (the "Securities Act"); such registration statement includes a prospectus which, as supplemented, shall be, and may include a preliminary prospectus supplement which, as completed, is proposed to be, used in connection with the sale of the Registered Certificates. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), as first supplemented by a prospectus supplement relating to the Registered Certificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and used in connection with the sale of the Registered Certificates, is hereinafter referred to as the "Base Prospectus"; such prospectus supplement is hereinafter referred to as the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement are collectively referred to as the "Prospectus". The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the general instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied in all material respects with respect to the Registration Statement. Any preliminary form of Prospectus that has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the


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


"Exchange Act"), deemed to be incorporated by reference therein after the date hereof. SBMS will file with the Commission (i) within fifteen (15) days of the issuance of the Certificates a current report on Form 8-K (a "Current Report") for purposes of filing the Pooling and Servicing Agreement and other material contracts and (ii) in the time period specified in Section 5(e) hereof, a Current Report for purposes of filing certain Computational Materials and ABS Term Sheets as described in Section 5(e) hereof.

          (b) The Registration Statement, as of the date it became effective and the date of the most recently filed Prospectus Supplement, and the Prospectus, as of the date of the most recently filed Prospectus Supplement, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the Registered Certificates, as of their respective effective or issue dates, conformed or will conform, as applicable, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented as of the Closing Date (as defined in Section 3), will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of the Closing Date; and neither the Registration Statement nor the Prospectus, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the Closing Date, as of the Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that SBMS does not make any representations, warranties or agreements as to (A) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished electronically or in writing by or on behalf of the Underwriters specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, (B) any information in any Computational Materials and ABS Term Sheets (each as defined in Section 9) provided by the Underwriters to prospective investors in connection with the sale of the Registered Certificates, or (C) the statements in or the omissions from the Registration Statement, the Prospectus or any revisions or amendments thereof or supplements thereto that are excluded from the indemnification provisions of
Section 7(a) pursuant to Section 7(a)(ii). There are no contracts or other documents relating to SBMS of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, which were not described or filed as required.

          (c) As of the Closing Date, the Registered Certificates and the Private Certificates will be duly authorized by SBMS, and, when the Registered Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Registered Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

          (d) Ernst & Young LLP ("Ernst & Young") is an independent public accountant for SBMS as required by the Securities Act and the rules and regulations thereunder.


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


          (e) As of the Closing Date, the Pooling and Servicing Agreement and each Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by SBMS and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of SBMS enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

          (f) This Agreement has been duly authorized, executed and delivered by SBMS and, assuming the valid authorization, execution and delivery thereof by the other parties hereto, will constitute a valid and binding agreement of SBMS enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity, and except as enforcement thereof may be limited by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport or are construed to provide indemnification from liabilities under applicable securities laws.

          (g) SBMS has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting its business, except where the failure to be so qualified or to so comply, as the case may be, would not have a material adverse effect on the performance by SBMS of its obligations under this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements. SBMS is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would have a material adverse effect on the performance by SBMS of its obligations under this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements.

          (h) The issuance and sale of the Registered Certificates to the Underwriters, the compliance by SBMS with the provisions of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Certificates and the consummation by SBMS of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability in the United States or any decision, order, decree or judgment of any judicial or other governmental body applicable to SBMS, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered Certificates under the Securities Act, (B) the recordation of the assignments of the Mortgage Loans to the Trustee, which recordation is to be completed pursuant to the Pooling and Servicing Agreement on or following the Closing Date, and
(C) such other approvals as have been obtained; provided that SBMS makes no representations or warranties as to any consent, approval, authorization, registration or qualification that may be required under state securities or "blue sky" laws.


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


          (i) Neither the execution and delivery of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, nor the issuance and delivery of the Certificates, nor the consummation by SBMS of any other of the transactions contemplated herein or therein, nor the fulfillment by SBMS of the terms of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Certificates, will (A) conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of SBMS, any statute or regulation currently applicable to SBMS or its properties, or any order or judgment currently applicable to SBMS or its properties of any arbiter, court, regulatory body, administrative agency or governmental body having jurisdiction over SBMS or its properties, or the terms of any indenture or other agreement or instrument to which SBMS is a party or by which it or any of its properties are bound, or (B) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture or other agreement to which SBMS is a party or by which it or any of its properties are bound.

          (j) There are no actions or proceedings against, or investigations of, SBMS pending, or, to the knowledge of SBMS, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or the Registered Certificates, (B) seeking to prevent the issuance of the Registered Certificates or the consummation by SBMS of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by SBMS of its obligations under, or the validity or enforceability against SBMS of, this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or the Registered Certificates or (D) seeking to affect adversely the federal income tax attributes of the Registered Certificates described in the Prospectus.

          (k) SBMS has not received any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information. SBMS has not received any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and has no knowledge of the institution or threatening of any proceeding for that purpose. SBMS has not received any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (l) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are due and payable by SBMS as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Registered Certificates, will have been paid at or prior to the Closing Date.

          (m) Neither SBMS nor the Trust is, and neither the sale of the Registered Certificates in the manner contemplated by the Prospectus nor the activities of the Trust pursuant to the Pooling and Servicing Agreement will cause SBMS or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Pooling and Servicing


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


Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (n) At the time of the execution and delivery of the Pooling and Servicing Agreement, SBMS (i) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of SBMS's right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") granted by or imposed upon SBMS, (ii) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Registered Certificates, and (iii) will have the power and authority to transfer or cause the transfer of the Mortgage Loans to the Trustee and to sell the Registered Certificates to the Underwriters.

          (o) Upon delivery to the Underwriters of the Registered Certificates pursuant to this Agreement, each Underwriter will have good title to the Registered Certificates purchased by such Underwriter, in each case free and clear of Liens granted or imposed upon SBMS.

          (p) The consideration received by SBMS upon the sale of the Registered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Registered Certificates.

          (q) SBMS (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Registered Certificates to the Underwriters and (ii) is not selling the Registered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of SBMS.

          (r) At the Closing Date, the respective Classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the Rating Agencies.

          (s) The transfer of the Mortgage Loans to the Trust and the sale of the Certificates to each of the Underwriters, at the Closing Date, will be treated by SBMS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, SBMS agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from SBMS, their respective allotments of each class of Registered Certificates specified on Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I (the "Purchase Price").

          3. Delivery and Payment. Delivery of and payment for the Registered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the Underwriters and SBMS (such date and time of delivery of and payment for the Registered Certificates being hereinafter referred to as the "Closing Date"). Delivery of each Underwriter's allotment of the Registered Certificates shall be made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of SBMS in same-day funds by federal funds wire (or by such other method as such Underwriter and SBMS may agree). Unless delivery is made through the facilities of The


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


Depository Trust Company, the Registered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Underwriter may have requested not less than three (3) full business days prior to the Closing Date.

          SBMS agrees to have the Registered Certificates available for inspection, checking and packaging in New York, New York, at any time before 3:00 p.m. New York City time on the business day prior to the Closing Date.

          4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus. It is further understood that SBMS, in reliance upon Policy Statement 105, has not filed and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with SBMS that sales of the Registered Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

          5. Agreements. SBMS and the Underwriters mutually agree that:

          (a) SBMS will not file any further supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by Section 5(e) or unless SBMS has furnished a copy to the Underwriters for their review prior to filing, and will not file any such proposed supplement to which the Underwriters reasonably object. SBMS will not file any amendment to the Registration Statement relating to or affecting the Registered Certificates at any time subsequent to the date hereof and prior to the Closing Date, except as contemplated by Section 5(e) or unless SBMS has furnished a copy to the Underwriters for their review prior to filing, and will not file any such proposed amendment to which the Underwriters reasonably object. Subject to the foregoing sentences, SBMS will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and will promptly advise each Underwriter when the Prospectus has been so filed, or transmitted for filing, and, prior to the termination of the offering of the Registered Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by SBMS of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. SBMS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances


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


under which they were made, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, SBMS promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement that will correct such statement or omission or effect such compliance and will deliver a copy thereof to the Underwriters.

          (c) Upon request, so long as delivery of a prospectus relating to the Registered Certificates is required under the Securities Act, SBMS will furnish to any Underwriter and counsel for such Underwriter, without charge, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

          (d) SBMS will arrange for the qualification of the Registered Certificates for sale under the laws of such jurisdictions as SSBI may designate, maintain such qualifications in effect so long as required for the distribution of the Registered Certificates and arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that SBMS shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (e) SBMS will cause or, if appropriate, has caused any Computational Materials and ABS Term Sheets (each as defined in Section 9) with respect to the Registered Certificates, which are or have been delivered by the Underwriters to SBMS pursuant to or as contemplated by Section 9, to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act not later than, in each such case, the business day immediately following the later of (i) the day on which such Computational Materials or ABS Term Sheets are delivered to counsel for SBMS by the Underwriters (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day) and (ii) the date hereof; and, if such filing is subsequent to the date hereof, SBMS will promptly advise the Underwriters when each such Current Report has been so filed. If any Collateral Term Sheet (as defined in Section 9) is provided by any Underwriter to potential investors in the Registered Certificates, SBMS will cause each such Collateral Term Sheet that is delivered by such Underwriter to SBMS to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for SBMS by such Underwriter (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day). Each such Current Report shall be incorporated by reference in the Prospectus and the Registration Statement. Notwithstanding the foregoing, SBMS shall have no obligation to file materials provided by the Underwriters pursuant to or as contemplated by Section 9 which, in the reasonable determination of SBMS after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 9), or which contain erroneous information or contain any untrue statement of a material fact, or which, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that SBMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriters to SBMS pursuant to or as contemplated by Section 9 hereof.


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


          (f) The purchase of the Certificates by each of the Underwriters, at the Closing Date, will be treated by each Underwriter for financial accounting and reporting purposes as a sale of the Certificates by SBMS and not as a pledge of the Certificates to secure a debt. The Underwriters agree to sell the Registered Certificates only to purchasers other than SBMS, the Mortgage Loan Sellers and their respective affiliates.

          (g) SBMS will make generally available to holders of the Registered Certificates as soon as practicable, but in any event not later than eighteen months after the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, an earnings statement (which need not be audited) with respect to the Mortgage Pool as contemplated by Section 11(a) of the Securities Act), which pursuant to Rule 158 under the Securities Act may be the annual report filed with the Commission with respect to the Trust.

          6. Conditions to the Obligations of each Underwriter and SBMS. The obligation of each Underwriter to purchase from SBMS, and the obligation of SBMS to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of SBMS and such Underwriter contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of SBMS and such Underwriter made in any officer's certificate delivered pursuant to the provisions hereof, to the performance by SBMS and such Underwriter of their respective obligations hereunder and to the following additional conditions:

          (a) All actions required to be taken and all filings required to be made by SBMS under the Securities Act prior to the Closing Date shall have been taken or made, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

          (b) SBMS shall have furnished to the Underwriters:

            (i) An executed copy of the Pooling and Servicing Agreement;

            (ii) An opinion of Sidley Austin Brown & Wood LLP, in its capacity as counsel for SBMS, dated the Closing Date and addressed to the Underwriters, substantially to the effect that:

               (A) SBMS is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to enter into and perform its obligations under this Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement;

               (B) The Registered Certificates and the Private Certificates have been duly authorized by SBMS and, when the Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and, (i) in the case of the Registered Certificates, have been delivered to and paid for by the Underwriters pursuant to this Agreement, and (ii) in the case of the Private Certificates, have been delivered to and paid for by SSBI in accordance with the


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          Certificate Purchase Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

               (C) This Agreement, the Certificate Purchase Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements have each been duly authorized, executed and delivered by SBMS and, upon the due authorization, execution and delivery by the other parties thereto, will constitute a valid, legal and binding agreement of SBMS, enforceable against SBMS in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, by general principles of equity, whether enforcement is sought in a proceeding in equity or at law, by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any such agreement that purport or are construed to provide indemnification for securities laws liabilities, and by such other exceptions as the Underwriters shall reasonably agree;

               (D) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act;

               (E) The Registration Statement has become effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened under the Securities Act;

               (F) The Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the Registered Certificates, as of its effective or issue date (except in each case for accounting, financial and statistical statements included therein or omitted therefrom and for Computational Materials and ABS Term Sheets, as to which such counsel has not been requested to comment), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and the Prospectus, as revised, amended or supplemented as of the date hereof (except for accounting, financial and statistical statements included therein or omitted therefrom, as to which such counsel has not been requested to comment), conforms in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to use of the Prospectus (as so revised, amended or supplemented) as of the date hereof;

               (G) No consent, approval, authorization or order of any federal or State of New York court or agency or other governmental body is required for the consummation by SBMS of the transactions contemplated by the terms of this

          Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, except such as may be required under the securities or "blue sky" laws of any state in connection with the purchase and the offer and sale of the Registered Certificates by the Underwriters as to which such counsel need not express any opinion, and except such as have been obtained;

               (H) The execution, delivery and performance by SBMS of this Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement will not violate or result in a breach of any term or provision of the certificate of incorporation or by-laws of SBMS or any federal or State of New York statute or regulation of general applicability to transactions of the type contemplated by those documents, except such counsel need express no opinion as to compliance with the securities laws of the State of New York or any other particular State in connection with the purchase and sale of the Registered Certificates by the Underwriters;

               (I) Such counsel does not know, having made no independent investigation, of any contracts or other documents relating to the Certificates or to SBMS of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, that were not described or filed as required;

               (J) The statements in each of the Base Prospectus and the Prospectus Supplement under the headings "ERISA Considerations", "Federal Income Tax Consequences" and "Legal Investment", to the extent that they describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Registered Certificates to all investors, provide in all material respects an accurate summary of such matters and conclusions set forth under such headings;

               (K) As described in the Prospectus Supplement and assuming compliance with the provisions of the Pooling and Servicing Agreement, (1) the individual Loan REMICs will each qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended, in effect on the date hereof (the "REMIC Provisions"), the Loan REMIC Regular Interests will each constitute a "regular interest" (as defined in the REMIC Provisions), and the Loan REMIC Residual Interests will each constitute the sole "residual interest" (as defined in the REMIC Provisions), in the applicable Loan REMIC, (2) REMIC I will qualify as a REMIC within the meaning the REMIC Provisions, and the REMIC I Regular Interests will be "regular interests" and the REMIC I Residual Interest will be the sole "residual interest" in REMIC I, (3) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC II Regular Interests will be "regular interests" and the REMIC II Residual Interest will be the sole "residual interest" in REMIC II and (4) REMIC III will qualify as a REMIC within the meaning of the REMIC Provisions, and the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class X-1, Class

          X-2, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates will evidence the "regular interests", and the REMIC III Residual Interest will be the sole class of "residual interests", in REMIC III;

               (L) Assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, REMIC I, REMIC II and REMIC III will each be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of REMIC I, REMIC II and REMIC III. Accordingly, the Trust Fund will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability;

               (M) The portions of the Trust Fund consisting of Grantor Trust Y and Grantor Trust R, respectively, will each be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code; and

               (N) The statements set forth in the Prospectus Supplement under the headings "Description of the Offered Certificates" and "Servicing of the Underlying Mortgage Loans" and in the Base Prospectus under the headings "Description of the Certificates" and "Description of the Governing Documents", insofar as such statements purport to summarize certain material provisions of the Registered Certificates and the Pooling and Servicing Agreement, provide in all material respects an accurate summary of such provisions.

          In giving such opinions, Sidley Austin Brown & Wood LLP, shall additionally state that, based on conferences and telephone conversations with representatives of the Mortgage Loan Sellers, the Underwriters, SBMS, the Trustee, the Master Servicer, the Special Servicer and their respective counsel (but without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above), nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or the Prospectus (other than any accounting, financial or statistical information contained in or omitted from the Registration Statement or the Prospectus, any information incorporated by reference into the Registration Statement or the Prospectus, any information contained in or omitted from the Registration Statement or the Prospectus relating to the nature and/or characteristics of the KeyBank Mortgage Loans and the related Borrowers and Mortgaged Properties, any information contained in or omitted from the Registration Statement or the Prospectus relating to the nature and/or characteristics of the Column Mortgage Loans and the related Borrowers and Mortgaged Properties and any information contained in or omitted from the Registration Statement or the Prospectus relating to the servicing and/or administration of the Westfarms Mall Mortgage Loan or any related REO Property, all as to which such counsel has not been requested to comment), at the date of effectiveness of the Registration Statement (in the case of the Registration Statement) or at the date of the Prospectus Supplement or at the Closing Date (in the case of the Prospectus Supplement), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than SBMS. Such opinion need cover only the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States;

            (iii) Copies of all legal opinion letters delivered to the Rating Agencies by Sidley Austin Brown & Wood LLP, in its capacity as counsel to SBMS, in connection with the issuance of the Registered Certificates, and each such opinion letter shall be either addressed to the Underwriters or accompanied by a letter signed by Sidley Austin Brown & Wood LLP stating that the Underwriters may rely on such opinion letter as if it were addressed to them as of the date thereof;

            (iv) A good standing certificate regarding SBMS from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

            (v) A certificate of SBMS, dated the Closing Date and signed by an executive officer or authorized signatory of SBMS, to the effect that (A) the representations and warranties of SBMS herein and in the Pooling and Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and (B) SBMS has in all material respects complied with all agreements and satisfied all the conditions on its part set forth herein to be performed or satisfied at or prior to the Closing Date; and

            (vi) An officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of SBMS, to the effect that each individual who, as an officer or representative of SBMS, signed this Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of SBMS) of the organizational documents of SBMS, as in effect on the Closing Date, and of the resolutions of SBMS and any required shareholder consent relating to the transactions contemplated in this Agreement, the Certificate Purchase

     Agreement, the Mortgage Loan Purchase Agreements and/or the Pooling and Servicing Agreement.

          (c) The Underwriters shall have received, with respect to each of the Master Servicer, the Special Servicer and the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence and good standing of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party, the enforceability of the Pooling and Servicing Agreement against such party (subject to such limitations as are reasonably acceptable to the Underwriters) and such other matters as the Underwriters may reasonably request. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion need cover only the laws of the jurisdiction in which the party on whose behalf such opinion is being rendered is organized, the laws of the State of New York and the federal law of the United States.

          (d) The Underwriters shall have received such other documents, certificates and opinions regarding the Master Servicer, the Special Servicer and the Trustee as the Underwriters may reasonably request.

          (e) SBMS and the Underwriters shall have received from Ernst & Young, certified public accountants, various comfort letters, dated, as applicable, the date of the Preliminary Prospectus, the date of the Prospectus Supplement or such other date acceptable to SBMS and the Underwriters, in form and substance reasonably satisfactory to SBMS and the Underwriters, stating in effect that:

            (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" and on Annex A-1 and Annex A-2 thereto agrees with the data sheet or computer tape prepared by the Mortgage Loan Sellers, unless otherwise noted in such letter(s); and

            (ii) They have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

          (f) SBMS and the Underwriters shall have received from Ernst & Young, certified public accountants, a letter dated on or about the Closing Date, in form and substance reasonably satisfactory to SBMS and the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by SBMS and the Underwriters, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Prospectus Supplement under the caption "Yield and Maturity Considerations" and Annex B thereto.

          (g) Ernst & Young shall have furnished to SBMS and each Underwriter a letter or letters, each in form and substance satisfactory to SBMS, relating to the Computational Materials and ABS Terms Sheets of such Underwriter filed in accordance with Section 5(e), dated the date of the related Current Report and stating in effect that:

            (i) Using the assumptions and methodology used by such Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in such Computational Materials and ABS Term Sheets of such Underwriter (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such Computational Materials and ABS Term Sheets (or portions thereof) and found such items to be in agreement with the respective results of such calculation;

            (ii) If such Computational Materials and ABS Term Sheets include data reflecting the distribution of interest at other than a fixed rate, or reflecting other characteristics that give rise to the use of tables in such Computational Materials and ABS Term Sheets, such letter shall also set forth such other statements as are customarily set forth by Ernst & Young in such letter with respect to such data; and

            (iii) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by each Mortgage Loan Seller, unless otherwise indicated in such letter.

          (h) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by each Mortgage Loan Seller in connection with its sale of Mortgage Loans to SBMS, pursuant to the related Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by a Mortgage Loan Seller or any of its officers and representatives, to the same extent that SBMS may so rely, and each such opinion addressed to SBMS shall also be addressed to the Underwriters or shall be accompanied by a letter signed by the counsel that rendered such opinion stating that the Underwriters may rely on such opinion as if it were addressed to them.

          (i) The Mortgage Loan Sellers shall have sold the Mortgage Loans to SBMS, pursuant to the respective Mortgage Loan Purchase Agreements.

          (j) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of SBMS that SSBI concludes, in its opinion after consultation with SBMS and the other Underwriters, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Registered Certificates as contemplated by the Prospectus.

          (k) The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded or qualified.

          7. Indemnification and Contribution. (a) Subject to Section 7(c), SBMS agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided that SBMS shall not be liable under the indemnity agreement in this Section 7(a) to the extent that any such expense, loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon: (i) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement or in any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto that was made in reliance upon and in conformity with written or electronic information furnished to SBMS by or on behalf of any Underwriter specifically for use in connection with the preparation thereof; (ii) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto that (A) arose out of or was based upon an untrue statement, omission or other inaccuracy with respect to the Mortgage Loan Seller Matters (as defined below) contained in the Master Tape (also as defined below) (it being acknowledged that the Master Tape has been used to prepare the Prospectus Supplement and any Computational Materials and ABS Term Sheets (each as defined in Section 9) with respect to the Registered Certificates), (B) was made in reliance upon and conformity with (1) any of the representations and warranties made by a Mortgage Loan Seller contained in the related Indemnification Agreement (as defined below) or the related Mortgage Loan Purchase Agreement, or (2) any other information regarding the Mortgage Loan Seller Matters furnished by a Mortgage Loan Seller, electronically or in writing, to SBMS or any Underwriter in connection with the preparation of any Preliminary Prospectus, the Prospectus, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or any revision or amendment thereof or supplement thereto, (C) is contained in the information regarding the Mortgage Loan Seller Matters set forth (1) in any Preliminary Prospectus or the Prospectus Supplement under the headings "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties" and "--Additional Statistical Information", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and/or "Description of the Mortgage Pool", (2) on Annex A-1, Annex A-2, Annex A-3 and/or Annex A-4 to any Preliminary Prospectus or the Prospectus Supplement or
(3) on the diskette accompanying any Preliminary Prospectus or the Prospectus Supplement, or (D) relates to the servicing and administration of the Westfarms Mall Mortgage Loan or any related REO Property (provided that SBMS shall be liable to the extent that any such expense, loss, claim, damage, liability or action arises out of or is based upon an error in the manipulation of, or any calculations based upon, or any aggregation (other than an aggregation made in the Master Tape by a Mortgage Loan Seller) of information concerning the Mortgage Loan Seller Matters); (iii) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that was made in any Computational Materials or ABS Term Sheets provided by any Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus as a result of any filing pursuant to Section 5(e); or (iv) any breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by any Underwriter pursuant to Section 9(b); and provided, further, that SBMS shall not be liable to any particular Underwriter or any person controlling such Underwriter under the indemnity agreement in this Section 7(a) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in any Preliminary Prospectus to the extent that such expense, loss, claim, damage or liability (or action in respect thereof) results from the fact that such Underwriter sold Registered Certificates to a person as to whom there was not sent or given, at or prior to the confirmation of such sale, a copy of the Prospectus (excluding documents incorporated therein by reference) and such untrue statement or alleged untrue statement or omission or alleged omission had been corrected in the Prospectus. This indemnity agreement will be in addition to any liability that SBMS may otherwise have.

          The "Mortgage Loan Seller Matters" consist of the following matters: the Mortgage Loans and the underlying real properties securing the Mortgage Loans; the related loan documents and the obligors thereunder; and the Mortgage Loan Sellers.

          The "Master Tape" is the compilation of underlying information and data regarding the Mortgage Loans covered by the independent accountants' report on applying agreed upon procedures dated September 17, 2002, as supplemented to the date of initial issuance of the Certificates, and rendered by Ernst & Young.

          The "Indemnification Agreements" consist, collectively, of: (i) the Indemnification Agreement dated as of the date hereof, among SBRC, SBMS and the Underwriters; (ii) the Indemnification Agreement dated as of the date hereof, among Column, SBMS and the Underwriters; and (iii) the Indemnification Agreement dated as of the date hereof, among KeyBank, SBMS and the Underwriters.

          (b) Subject to Section 7(c), each Underwriter, severally and not jointly, agrees to indemnify and hold harmless SBMS and each of its directors, each of its officers who signed the Registration Statement or any amendments thereof, and each person who controls SBMS within the meaning of either the Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or conformity with written or electronic information furnished to SBMS by or on behalf of such Underwriter, specifically for use in connection with the preparation of any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto, (ii) any untrue statement or alleged untrue statement of a material fact made in Computational Materials or ABS Term Sheets prepared or developed by such Underwriter and provided by such Underwriter or any other Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e),
(iii) any omission or alleged omission to state in any Computational Materials or ABS Term Sheets prepared or developed by such Underwriter and provided by such Underwriter or any other Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e), a material fact that, when read in conjunction with any Preliminary Prospectus (or, if delivered on or after the date hereof or if there is no Preliminary Prospectus, when read in conjunction with the Prospectus), is required to be stated therein or necessary to make the statements therein not misleading and (iv) any material breach, inaccuracy or untruth on the part of such Underwriter of any of the statements, representations, warranties and/or covenants made pursuant to Section 9(b); provided that such Underwriter shall not be liable under the indemnity agreement in this Section 7(b) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon any untrue statement or omission in any such Computational Materials or ABS Term Sheets to the extent that such expense, loss, claim, damage or liability (or action in respect thereof) is covered by the indemnity agreement included in Section 1(a) of any Indemnification Agreement, unless such Underwriter was notified electronically or in writing of such untrue statement or omission within a reasonable time period prior to the time of confirmation of sale to the person that purchased the Certificates that are the subject of such expense, loss, claim, damage or liability (or action in respect thereof) and such Underwriter failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information is contained in the Prospectus, failed to deliver to such person the Prospectus) at or prior to confirmation of such sale to such person. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. SBMS acknowledges that the statements set forth in the first, fourth and fifth sentences of the paragraph beginning "Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ...", and the entire following paragraph, on the cover page of the Prospectus Supplement, the subsection entitled "Summary of Prospectus Supplement--Relevant Parties--Underwriters" in the Prospectus Supplement, the fourth paragraph under the heading "Risk Factors--Risks Related to the Offered Certificates--Potential Conflicts of Interest" in the Prospectus Supplement and the second paragraph, the third paragraph, the fourth paragraph, the fifth paragraph and the seventh paragraph under the heading "Method of Distribution" in the Prospectus Supplement, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus and Preliminary Prospectus or any revision or amendment thereof or supplement thereto, and each Underwriter confirms that such statements attributable thereto are correct.

          (c) Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) above of notice of the commencement of any suit, action, proceeding (including, without limitation, any governmental or regulatory investigation), claim or demand, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or Section 7(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7(a) or
Section 7(b); provided, however, that any increase in such liability as a result of such failure to promptly notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be additional or different legal defenses available to it that conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), representing the indemnified party or parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under Section 7(a) or Section 7(b) for any settlement of any litigation, proceeding, action or claim effected without its consent unless (i) at any time an indemnified party shall have requested such indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under Section 7(a) or
Section 7(b), as applicable, (ii) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and more than 15 days after receipt by such indemnifying party of written notice of the proposed settlement and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) If the indemnification provided for in Section 7(a) or Section 7(b) above is due in accordance with its terms but is for any reason held by a court to be unavailable to any indemnified party on grounds of public policy or otherwise, then the indemnifying party shall contribute to the aggregate expenses, losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which such indemnified party may be subject and which were intended to be covered under such Section 7(a) or Section 7(b), as the case may be, as follows:

            (i) in the case of any such expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(a) above, in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total underwriting discounts and/or fees bear to the sum of such discounts and/or fees and the total purchase price of the Registered Certificates specified in Schedule I hereto and SBMS is responsible for the balance (or, if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 7(c) or in the last paragraph of this Section 7(d), in such proportion as is appropriate to reflect not only such financial considerations but also the factors referred to in the immediately following clause (ii)); provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Registered Certificates) be responsible under this clause (i) for more than the amount, if any, by which the underwriting discounts and fees applicable to the Registered Certificates purchased by such Underwriter hereunder exceeds any damages otherwise paid by such Underwriter with respect to the subject expense, loss, claim, damage or liability (or action in respect thereof); and

            (ii) in the case of any expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(b) above, in such proportion as is appropriate to reflect the relative fault of SBMS on the one hand and the Underwriters on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission which resulted in such expenses, losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that is the basis for such expense, loss, claim, damage or liability results from information prepared by SBMS on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          SBMS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation which does not take account of the equitable considerations referred to above in this subsection (d).

          Notwithstanding the foregoing, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls SBMS within the meaning of either the Securities Act or the Exchange Act, each officer of SBMS who shall have signed the Registration Statement or any amendments thereof and each director of SBMS shall have the same rights to contribution as SBMS. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (d).

          (e) The Underwriters further agree as follows:

            (i) Each Underwriter will indemnify and hold harmless each of the other Underwriters against any expenses, losses, claims, damages or liabilities to which any of those other Underwriters may become subject, under the Securities Act or otherwise, insofar as such expenses, losses, claims, damages or liabilities arise out of or are based upon (1) any untrue statements or misstatements of a material fact made in Computational Materials or ABS Term Sheets prepared by the indemnifying Underwriter (except when due solely to a Collateral Error, other than a Corrected Collateral Error) or (2) the indemnifying Underwriter's failure to comply with Section 9, and will reimburse each of the other Underwriters for any legal or other expenses reasonably incurred by any of those other Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred. As used herein, "Collateral Error" shall mean any error in the Master Tape or any other information concerning the Mortgage Loans furnished by a Mortgage Loan Seller to any Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or ABS Term Sheets; provided that Collateral Error shall not include an error by an Underwriter in the manipulation of, or any calculation based upon, or any aggregation of information concerning the Mortgage Loans. "Corrected Collateral Error" shall mean any Collateral Error as to which the Underwriters, within a reasonable time period prior to the dissemination of the materials from which any expense, loss, claim, damage or liability or action in respect thereof arose, were notified in writing or provided in written or electronic form information superseding or correcting such Collateral Error, including, without limitation, as part of the Prospectus.

            (ii) Promptly after receipt by an indemnified party under clause
     (i) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such clause; provided, however, that any increase in such liability as a result of such failure to promptly notify shall not be an expense of the indemnifying party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under clause (i) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the next sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the indemnified party or parties who are parties to such action), (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (A) or (C) is applicable, such liability shall be only in respect of the counsel referred to in such clause (A) or (C). If the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be additional or different legal defenses available to it that conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

            An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent. However, if any proceeding is settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any expense, loss, claim, damage or liability by reason of such settlement or judgment. Notwithstanding the foregoing, an indemnifying party shall be liable to the same extent it otherwise would be under clause (i) above, for any settlement of any proceeding effected without its written consent if (X) at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under clause (i) above, (Y) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and more than 15 days after receipt by such indemnifying party of written notice of the proposed settlement and (Z) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

            (iii) If the indemnification provided in clause (i) is due in accordance with its terms in respect of any expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, but is for any reason held by a court to be unavailable on grounds of public policy or otherwise, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such expenses, losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect both the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, from the offering of the Registered Certificates, and the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements which resulted in such expenses, losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and indemnified party on the other shall be deemed to be in the same proportion to the amount of Registered Certificates underwritten by each such party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (iii) were determined by per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this clause (iii). The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this clause (iii) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause
     (iii), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registered Certificates underwritten by it and distributed to the public, were sold, exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (iv) The respective obligations of each of the Underwriters under clauses (i) through (iii) above shall be in addition to any liability which each may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act.

          (f) The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages and liabilities referred to in any subsection of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the indemnified party is required to bear such expenses pursuant to this Agreement), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by an indemnifying party are subsequently determined not to be required to be borne by such indemnifying party hereunder, the indemnified party that received such payment shall promptly refund the amount so paid to such indemnifying party.

          8. Fees and Expenses. Except as provided in any other particular Section hereof, each Underwriter shall be responsible only for the costs and expenses (including, but not limited to, the costs of any counsel retained thereby) actually incurred by such Underwriter in connection with the transactions contemplated by this Agreement, and otherwise, the costs and expenses incurred in connection with the transactions herein contemplated shall be payable by the Mortgage Loan Sellers as and to the extent provided in the respective Mortgage Loan Purchase Agreements.

          9. Computational Materials and ABS Term Sheets. (a) Not later than 10:30 a.m., New York City time, on the date hereof, each Underwriter shall deliver to SBMS two (2) complete copies of all materials provided by such Underwriter to prospective investors in the Registered Certificates that constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder/PSA Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (such letter, together with the Kidder/PSA Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral Term Sheets have not previously been delivered to SBMS as contemplated by
Section 9(b)(i) below. Each delivery of Computational Materials pursuant to this paragraph (a) shall be effected by delivering one (1) copy of such materials to counsel for SBMS and one (1) copy of such materials to SBMS. Each delivery of ABS Term Sheets pursuant to this paragraph (a) shall be effected by delivering such materials to counsel for SBMS on behalf of SBMS at the address specified in Section 16 hereof in a format that will permit such materials to be promptly filed electronically with the Commission.

          (b) Each Underwriter represents and warrants to and agrees with SBMS, as of the date hereof and as of the Closing Date, as applicable, that:

            (i) If such Underwriter has provided any Collateral Term Sheets to potential investors in the Registered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the No-Action Letters, then in each such case such Underwriter delivered such materials in the format contemplated by Section 9(a) to counsel for SBMS on behalf of SBMS at the address specified in Section

     16 hereof no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

            (ii) The Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to SBMS pursuant to
     Section 9(a) or as contemplated in Section 9(b)(i) constitute all of the materials relating to the Registered Certificates furnished by such Underwriter (whether in written, electronic or other format) to prospective investors in the Registered Certificates prior to the date hereof, except for any Preliminary Prospectus and any Computational Materials and ABS Term Sheets that are not required to be filed with the Commission in accordance with the No-Action Letters, and all Computational Materials and ABS Term Sheets provided by such Underwriter to potential investors in the Registered Certificates comply with the requirements of the No-Action Letters;

            (iii) On the respective dates any such Computational Materials and/or ABS Term Sheets prepared by such Underwriter with respect to the Registered Certificates referred to in Section 9(b)(ii) were last furnished by such Underwriter to each prospective investor, on the date of delivery thereof to SBMS pursuant to or as contemplated by this
     Section 9 and on the Closing Date, such Computational Materials and/or ABS Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iv) At the time any Computational Materials or ABS Term Sheets with respect to the Registered Certificates were furnished to a prospective investor and on the date hereof, such Underwriter possessed, and on the date of delivery of such materials to SBMS pursuant to or as contemplated by this Section 9 and on the Closing Date, such Underwriter will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS Term Sheets prepared by it conform to the representations and warranties of such Underwriter contained in clauses (ii) and, if applicable, (iii) above of this subsection (b);

            (v) Unless SBMS consents otherwise, all Computational Materials and ABS Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that SBMS has not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

            (vi) All Collateral Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

            (vii) After the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Registered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

          Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such Collateral Error).

          (c) The Underwriters acknowledge and agree that SBMS has not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates to any prospective investor, and agree that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer to the effect set forth in clause (v) of subsection (b) above. The Underwriters agree that they will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates were prepared or disseminated on behalf of SBMS.

          (d) If, at any time when a Prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of one or more of the Underwriters or their counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary in the opinion of one or more of the Underwriters or their counsel to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, such Underwriter or Underwriters, at its or their expense (or, if such amendment or supplement is necessary due to a Collateral Error relating to the SBRC Mortgage Loans (except any such Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or SBRC of notice of such Collateral Error or materials superseding or correcting such Collateral Error), at the expense of SBMS), shall promptly prepare and furnish to SBMS for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. Such Underwriter or Underwriters will represent and warrant to SBMS, as of the date of delivery of such amendment or supplement to SBMS, that such amendment or supplement does not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. SBMS shall have no obligation to file such amendment or supplement if SBMS reasonably determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that SBMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter or Underwriters to SBMS pursuant to this Section 9(d)) or (ii) such filing is not required under the Securities Act. Notwithstanding the foregoing, such Underwriter or Underwriters will make no representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or SBRC of notice of such Collateral Error or materials superseding or correcting such Collateral Error).

          (e) If, at any time when a Prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of SBMS or its counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary in the opinion of SBMS or its counsel to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, SBMS promptly will notify the Underwriter(s) that had prepared the subject Computational Materials and/or ABS Term Sheets of the necessity of such amendment or supplement, and such Underwriter(s), at its or their expense (or, if such amendment or supplement is necessary due to a Collateral Error relating to the SBRC Mortgage Loans (except any such Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or SBRC of notice of such Collateral Error or materials superseding or correcting such Collateral Error), at the expense of SBMS), shall promptly prepare and furnish to SBMS for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. Such Underwriter(s) will represent and warrant to SBMS, as of the date of delivery of such amendment or supplement to SBMS, that such amendment or supplement does not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. SBMS shall have no obligation to file such amendment or supplement if SBMS reasonably determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that SBMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter(s) to SBMS pursuant to this Section 9(e)). Notwithstanding the foregoing, such Underwriter(s) will make no representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such Collateral Error).

          (f) Computational Materials and ABS Term Sheets may be distributed by the Underwriters through electronic means in accordance with SEC Release 33-7233 or other applicable laws or regulations.

          10. Termination. This Agreement may be terminated by notice given to SBMS, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of SBMS to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason SBMS shall be unable to perform in all material respects its obligations under this Agreement. This Agreement also may be terminated by the Underwriters, by notice given to SBMS prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters after consultation with SBMS, impracticable to market the Registered Certificates.

          11. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated (in proportion to their respective allocations set forth in Schedule I) to take up and pay for the Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the purchase price of the Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate purchase price of the Registered Certificates, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Registered Certificates, and if such nondefaulting Underwriters do not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters or SBMS. In the event of a default by an Underwriter as set forth in this Section 11, the Closing Date for the Registered Certificates shall be postponed for such period, not exceeding ten (10) days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to SBMS and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of SBMS, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, SBMS or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

          13. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state.

          15. Miscellaneous. This Agreement supersedes all prior or contemporaneous agreements and understandings between SBMS and any of the Underwriters relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and that taken together shall constitute one and the same instrument.

          16. Notices. All communications hereunder will be in writing and effective only upon receipt and, if sent to any Underwriter, will be delivered to such Underwriter at the address, and to the attention of the person or group, set forth on page 1 of this Agreement; and, if sent to SBMS, will be delivered to Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013, Attention: Angela Vleck, and, solely for purposes of Sections 5(e) and 9(a), Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: William J. Cullen; or, in each such case, to such other address, or to the attention of such other person or group, as may be forwarded by any such party to the other parties hereto in writing.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and SBMS.

                                  Very truly yours,

                                  SALOMON BROTHERS MORTGAGE
                                  SECURITIES VII, INC.


                                  By:

                                      --------------------------------------
                                      Name:
                                      Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.


By:
     ---------------------------------
     Name:
     Title:


MCDONALD INVESTMENTS INC.


By:
     ---------------------------------
     Name:
     Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:
     ---------------------------------
     Name:
     Title:


CREDIT SUISSE FIRST BOSTON CORPORATION


By:
     ---------------------------------
     Name:
     Title:

                                                             SCHEDULE I
                                                             ----------

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-83816 filed by SBMS on
Form S-3 and declared effective by the Commission.

Title and Description of the Registered Certificates:
-----------------------------------------------------

Commercial Mortgage Pass-Through  Certificates,  Series 2002-KEY2,  Class A-1, Class A-2, Class A-3, Class B, Class
C, Class D, Class E and Class F Certificates.

Underwriting Agreement, dated as of September 17, 2002

                                                  Initial Class Principal                  Initial                   Rating
Class Designation        Purchase Price(1)            Balance (2)(3)                  Pass-Through Rate        by S&P/Moody's (4)
-----------------        -----------------            --------------                  -----------------        ------------------
       A-1                      99.9993%              $    87,597,000                      3.2220%                  AAA/Aaa
       A-2                     100.4961%              $   425,000,000                      4.4670%                  AAA/Aaa
       A-3                     100.4931%              $   252,265,000                      4.8650%                  AAA/Aaa
        B                      100.4978%              $    39,643,000                      5.0150%                   AA/Aa2
        C                      100.5001%              $     9,327,000                      5.0450%                  AA-/Aa3
        D                      100.4948%              $     9,328,000                      5.0740%                   A+/A1
        E                      100.4956%              $    13,991,000                      5.0840%                    A/A2
        F                      100.4943%              $     9,328,000                      5.1630%                   A-/A3

(1)  The Purchase Price includes any Underwriter's discount.

(2)  Subject to a variance of plus or minus 5.0%.

(3)  Subject to rounding to the nearest whole dollar, Salomon Smith Barney Inc will acquire 97.72% and McDonald Investments Inc.
     will acquire 2.28%, respectively, of the Class Principal Balance of the Class A-1 Certificates; Salomon Smith Barney Inc will acquire 84.71% and McDonald Investments Inc. will acquire 15.29%, respectively, of the Class Principal Balance of the Class A-2
     Certificates; Salomon Smith Barney Inc will acquire 86.13%, Credit Suisse First Boston Corporation will acquire 9.91% and
     Merrill Lynch will acquire 3.96% , respectively, of the Class Principal Balance of the Class A-3 Certificates; and Salomon
     Smith Barney will acquire 100.00% of the respective Class Principal Balances of the remaining classes of Registered
     Certificates.

(4)  By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors
     Service, Inc. ("Moody's").

Purchase Price: The purchase prices set forth in the above schedule for each Class of Registered Certificates is expressed as a percentage of the Class Principal Balance of such Class, and is to be accompanied by interest on the Class Principal Balance of such
Class of Registered Certificates at the initial Pass-Through Rate for such Class, from September 1, 2002 to but not including the
Closing Date.

Closing Time, Date and Location: 10:00 a.m. New York City time on September 26, 2002 at the offices of Sidley Austin Brown & Wood
LLP, 787 Seventh Avenue, New York, New York 10019.

Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such
Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial principal balance of $10,000 and integral multiples of $1 in excess thereof.


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